SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K



                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Exchange
          Act of 1934


                          Date of Report: August 5, 1996

                 (Date of earliest event reported: July 22, 1996)



                          ESCO ELECTRONICS CORPORATION

            (Exact name of registrant as specified in its charter)




                          Commission file number 1-10596


Missouri                                                          43-1554045
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

8888 Ladue Road, Suite 200                                         63124-2090
St. Louis, Missouri                                                (Zip Code)
(Address of principal executive offices)


                   Registrants telephone number, including area code:(314) 213 7200


                          ESCO Electronics Corporation

Item 2. Acquisition or Disposition of Assets.

On May 23, 1996, ESCO Electronics Corporation (the Company) and GEC-Marconi Electronic Systems Corporation (GEC) signed the Stock Purchase Agreement (the Agreement) relating to the purchase and sale of 100% of the common stock of Hazeltine Corporation (Hazeltine), an indirect, wholly-owned subsidiary of the Company. The sale was subject to various contingencies and regulatory approvals including, but not limited to, Hart Scott Rodino approval and Exon-Florio approval.

On July 22, 1996, the Company announced that the contingencies had been satisfied and removed and that it has closed the sale of Hazeltine to GEC. The Company sold the stock of Hazeltine for $110 million in cash.


Item 7. Financial Statements and Exhibits.

(b)  Pro forma financial information.

The following unaudited pro forma consolidated statements of operations for the year ended September 30, 1995 and the six months ended March 31, 1996 present the Companys results of operations as adjusted to give effect to the divestiture of Hazeltine as if it occurred on September 30, 1994. The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1996 presents the Companys financial position as if the divestiture occurred on March 31, 1996. The unaudited pro forma consolidated balance sheet as of March 31, 1996 reflects the elimination of the net assets of Hazeltine, the elimination of all intercompany accounts, the inclusion of the net proceeds from the sale in cash and cash equivalents, and the estimated gain on the sale in retained earnings. The estimated gain on the sale of Hazeltine may change upon final determination and settlement of post-closing adjustments.

The unaudited pro forma financial statements should be read in conjunction with the Companys consolidated financial statements and notes thereto previously filed as part of the Companys most recent annual and quarterly reports on Forms 10-K and 10-Q for periods ended September 30, 1995 and March 31, 1996, respectively.

The unaudited pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transaction actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Company. Results of operations for the six months ended March 31, 1996 may not be indicative of results of operations to be expected for a full year. The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.



                                   ESCO Electronics Corporation
                     Unaudited Pro Forma Consolidated Statement Of Operations
                                   Year Ended September 30, 1995
                         (Dollars in thousands, except per share amounts)

                                                           (a)
                                                  Elimination
                                         ESCO              of     Pro forma         ESCO
                                   Historical       Hazeltine   Adjustments    Pro forma


Net Sales                            $441,023         114,196             0     $326,827
Cost and Expenses:
    Cost of sales                     344,781          96,833             0      247,948
    Selling, general and
    administrative expenses            74,162          14,198         3,000 (b)   62,964
    Interest expense (income)           5,549              61        (5,488)(c)        0
    Other, net                         10,665           1,589             0        9,076
    Nonrecurring charges               35,371               0             0       35,371
        Total costs and expenses      470,528         112,681        (2,488)     355,359
Earnings (loss) before
    income taxes                      (29,505)          1,515         2,488      (28,532)
Income taxes                              755             646             0 (d)      109
    Net earnings (loss)              $(30,260)            869         2,488     $(28,641)
Loss per share                         $(2.76)                                    $(2.61)
Average common shares
    outstanding                        10,973                                     10,973

    The accompanying notes are an integral part of these financial statements.

                                       ESCO Electronics Corporation
                         Unaudited Pro Forma Consolidated Statement Of Income
                                      Six Months Ended March 31, 1996
                           (Dollars in thousands, except per share amounts)

                                                          (a)
                                                      Elimination
                                         ESCO             of          Pro forma          ESCO
                                      Historical       Hazeltine     Adjustments       Pro forma
Net Sales                              $230,054         54,828              0          $175,226
Cost and Expenses:
    Cost of sales                       181,526         43,750              0           137,776
    Selling, general and
        administrative expenses          35,468          7,630          1,500 (b)        29,338
    Interest expense(income)              2,814             22         (2,792)(c)             0
    Other, net                            2,613            375              0             2,238
        Total costs and expenses        222,421         51,777         (1,292)          169,352
Earnings before income taxes              7,633          3,051          1,292             5,874
Income taxes                              3,297          1,280            558 (d)         2,575
    Net earnings                         $4,336          1,771            734            $3,299
Earnings per share:
    Primary and fully diluted            $0.37                                            $0.28
Average common and common share equivalents outstanding:
    Primary                              11,579                                          11,579
    Fully diluted                        11,824                                          11,824
    The accompanying notes are an integral part of these financial statements.

                                          ESCO Electronics Corporation
                               Unaudited Pro Forma Consolidated Balance Sheet
                                                March 31, 1996
                              (Dollars in thousands, except per share amounts)

                                                      (a)
                                                   Elimination
                                       ESCO            of            Pro forma           ESCO
                                     Historical     Hazeltine       Adjustments       Pro forma
Cash and cash equivalents              $3,116             0           44,500 (e)       $47,616
Accounts receivable, net               44,502         8,862             (122)(f)         35,518
Unbilled receivables                   64,625        14,126                0             50,499
Inventories                           105,182        23,241                0             81,941
Other current assets                    4,092           949                0              3,143
    Total current assets              221,517        47,178           44,378            218,717
Property, plant and
    equipment, net                     89,523        33,156                0             56 ,367
Goodwill                               20,217             0                0             20,217
Other assets                           53,686         3,042                0             50,644
                                     $384,943        83,376           44,378           $345,945
Short-term borrowings/current
 maturities long-term debt            $53,500             0          (53,500)(e)       $      0
Accounts payable                       35,196         5,180              (69)(f)         29,947
Advance payments on
 long-term contracts                   16,752         6,421                0             10,331
Accrued expenses and other
 current liabilities                   35,151        13,499                0             21,652
    Total current liabilities         140,599        25,100          (53,569)            61,930
Other liabilities                      31,657         1,109                0             30,548
Long-term debt                         22,415         1,415           (8,000)(e)         13,000
    Total liabilities                 194,671        27,624          (61,569)           105,478
Commitments and contingencies            --            --                --                --
Shareholders equity
    Preferred stock, par value,
 $.01/share                              --            --                --                --
    Common stock, par value $.01/share    118             0                0                118
    Additional paid-in capital        214,110        53,904           53,904 (g)        214,110
    Retained  earnings
 (accumulated deficit)                (17,616)        1,848           52,043 (h)         32,579
    Cumulative foreign currency
 translation adjustment                    51             0                0                 51
    Minimum pension liability          (1,998)            0                0             (1,998)
                                      194,665        55,752          105,947            244,860
    Less treasury stock, at cost       (4,393)            0                0             (4,393)
        Total shareholders equity    190,272        55,752          105,947            240,467
                                     $384,943        83,376           44,378           $345,945

    The accompanying notes are an integral part of these financial statements

ESCO Electronics Corporation
Notes To Unaudited Pro Forma Consolidated Financial Statements



Note (a) The elimination of operating results, assets sold to and liabilities assumed by GEC reflect the terms of the Agreement.

Note (b) Represents certain ongoing corporate office cost allocations from the Company which were previously absorbed by Hazeltine operations.

Note (c) Represents an adjustment of interest expense assuming the net cash proceeds were used to pay off all outstanding debt at the beginning of the periods presented.

Note (d) Represents the tax expense impact on the pro forma adjustments. Due to the loss on consolidated operations for the year ending September 30, 1995, no tax expense or tax benefit was recognized.
                        The effective tax rate for the period ended
                        March 31, 1996 was 43.2%, consistent with ongoing operating results.

Note (e) Represents the net proceeds of the transaction after deducting estimated professional fees relating to the transaction, and after assumed repayment of outstanding debt, with the exception of $13 million in term debt.

Note (f) Represents the elimination of Hazeltines intercompany accounts with the Company.

Note (g) Represents the elimination of Hazeltines additional paid in capital.

Note (h) Represents the retained earnings impact as a result of the divestiture.


                      ESCO Electronics Corporation


(c)  Exhibits.

Exhibit No                            Exhibit Description
2 Stock Purchase Agreement dated as of May 23, 1996, as amended July 19, 1996, between GEC-Marconi Electronic Systems Corporation and ESCO Electronics Corporation relating to the purchase and sale of 100% of the Common Stock of Hazeltine Corporation.

                Certain schedules and attachments have been omitted due to immateriality. The Registrant agrees to furnish supplementary a copy of any omitted schedule or attachment to the Commission upon request.

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 ESCO Electronics Corporation


                                                 /s/ Philip M. Ford
                                                 By :Philip M. Ford
                                                 Senior Vice President and
                                                 Chief Financial Officer


Dated:  August 5, 1996